Exhibit 10.4

UNCONDITIONAL SECURED GUARANTY

THIS UNCONDITIONAL SECURED GUARANTY ("Guaranty") is made and entered into effective as of November 12, 2018, by SkyAuction.com, Inc., a Delaware corporation with an address of 241 North Avenue West, Westfield, New Jersey 07090 ("Guarantor") in favor of Michael Hering (“Hering”) as Shareholder Representative (as defined in the Merger Agreement) (“Payee").

Recitals

WHEREAS, Incumaker, Inc. a Delaware corporation (“Payor”) issued to Payee a Promissory Note of even date herewith in the original principal amount of Two Million Five Hundred Thousand and no/100 Dollars ($2,500,000) (the “Note”); and

WHEREAS, the Note was issued pursuant to a Merger Agreement (“Merger Agreement”), wherein Payor acquired Guarantor via a merger in which a subsidiary of Payor merged with and into Guarantor (the “Merger”), with the Note payable to Hering, as Shareholder Representative of the Sky Shareholders (as defined in the Merger Agreement) that existed immediately prior to the Merger; and

WHEREAS, in order to induce Payee to grant Payor the Loan on the terms set forth in the Note, Guarantor has agreed to make this Guaranty.

agreement

NOW, THEREFORE, in consideration of the foregoing, Guarantor hereby agrees as follows:

1.       Guaranty.  Guarantor hereby absolutely and unconditionally guarantees the punctual payment when due, whether at agreed upon payment dates, stated maturity, by acceleration or otherwise, of the aggregate unpaid principal amount of the Note, and all other amounts due Payee under the Note, and any and all extensions, renewals or modifications of the Note.  In addition, Guarantor shall pay any and all reasonable fees, costs and expenses incurred by Payee (including attorneys' fees incurred by Payee, at any time prior or subsequent to default, whether litigation is involved or not, and if involved, whether at the trial or appellate levels or in pre or post-judgment or bankruptcy proceedings), in enforcing or realizing upon the obligations of Guarantor hereunder. Such amounts are hereinafter referred to collectively as the "Obligations." The Obligations and the Note shall be hereinafter collectively referred to as the "Loan Terms."

2.       Guaranty Absolute.  Guarantor guarantees that the Obligations will be paid strictly in accordance with the Loan Terms, regardless of any law, regulation, order or judgment now or hereafter in effect in any jurisdiction affecting any of the Loan Terms or the rights of Payor with respect thereto. The liability of Guarantor under this Guaranty shall continue and be absolute and unconditional irrespective of:

(a)       any lack of validity or enforceability of any of the Loan Terms;

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(b)       any change in the time, manner or place of payment of, or in any other term, including the applicable rate of interest, of the Obligations, all or any of the Loan Terms, or any other renewal, extension, amendment, modification or waiver of or any consent to departure from any of the Loan Terms;

(c)       any release, amendment, waiver, modification, extension or renewal of or consent to departure from or forbearance or any other action or inaction under or in respect of this Guaranty or any other guaranty of the Obligations; or

(d)       any exchange, release, forbearance or surrender of or any other action or inaction with respect to any collateral at any time and from time to time now or hereafter securing the Obligations or the liability to Payee of Payor, Guarantor or any other person or entity in respect of the Obligations or any failure to perfect or continue as perfected any security interest or other lien with respect to any such collateral, or any loss or destruction of any such collateral, or any matter impairing the value of such collateral as security for the Obligations, the liability to Payee of Guarantor, or any other person or entity, in respect of all or any of the Obligations or Loan Terms.

3.       Waiver; No Duties.  Guarantor hereby waive promptness, diligence, notice of acceptance and any other notice of any nature whatsoever with respect to any of the Loan Terms. Payee shall not be obligated to exhaust any right or take any action against Payor, or any other person or entity, or any collateral for the Obligations, prior to the enforcement of its rights hereunder. Payee shall not be required to obtain the consent of Guarantor with respect to any matter.

4.       Events of Default.  Default in the due and punctual observance or performance of any of the terms, covenants, or agreements contained in this Guaranty and the happening of any of the Event of Default set forth in the Note shall constitute an Event of Default under this Guaranty.

5.       Notices.  All notices, requests and other communications pursuant to this Guaranty, shall be sent by registered or certified first class mail, postage prepaid, addressed as set forth hereinabove or to any such other address as any party hereto shall designate in a written notice to the other party hereto.  Any notice addressed and mailed shall be deemed to have been given upon mailing by certified or registered mail, return receipt requested to the respective parties as set forth above, or by electronic mail so long as the electronic mail receipt is confirmed by the recipient directly by an authorized representative of such party.

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6.       No Waiver; Cumulative Remedies.  Payee may, at any time and from time to time, waive or not insist on strict compliance with any one or more of the provisions contained in any document relating to this Guaranty, but any such waiver or non-insistence shall be deemed to be made pursuant to the terms of said document and not in modification thereof. Any waiver or non-insistence in any instance or under any particular circumstance shall not be considered a waiver or non-insistence of such provision in any other instance or any other circumstance, or as creating a requirement that Payee must, as a result of a previous waiver or non-insistence, thereafter give notice to Payor, Guarantor, or any other person or entity that it does not intend to give a further waiver or not insist upon strict performance of a previously waived or not insisted upon provision before Payee can exercise any right or remedies under any document or before any events of default or default can occur, whether occasioned by the provision previously waived or not insisted upon or otherwise, or as establishing a course of dealing for interpreting the expressions and other conduct between Payee and Payor, Guarantor or any other person or entity. The remedies provided herein and in the other documents executed contemporaneously herewith and referred to herein shall be cumulative, may be exercised from time to time, singularly or concurrently or in any combination, without Payee being obligated to exercise any such right in any other circumstance, and are not exclusive of any remedies provided by law.

7.       Continuing Guaranty; Transfer.  This Guaranty is a continuing guaranty and shall:

(a)       remain in full force and effect until the Obligations have been paid in full and written notice of discharge has been sent by Payee to Guarantor stating that Guarantor shall no longer be liable hereunder (which shall be delivered within three (3) business days of final payment of the Note);

(b)       be binding upon Guarantor and Guarantor’ successors and assigns; provided, however, Guarantor may not assign any rights and obligations hereunder without the written consent of Payee; and

(c)       inure to the benefit of and be enforceable by Payee and its successors, transferees, participants, and assigns; provided, however, that Payee may not assign or otherwise transfer the Loans, Obligations and/or any of Payee's rights and benefits under the Loan Terms to any other person or entity except in connection with a pledge or hypothecation of the foregoing to secure obligations of the Payee to a third party or by operation of law

8.       Secured Guaranty. The Obligations of Guarantor under this Secured Unconditional Guaranty shall be secured by the Collateral, as defined in that certain Security Agreement (“Security Agreement”) entered into of even date herewith by and between Guarantor and the Shareholder Representative.

9.       Reinstatement.  This Guaranty shall continue to be effective, or be reinstated automatically, as the case may be, if at any time payment, in whole or in part, of any of the obligations guaranteed hereby is rescinded or otherwise must be restored or returned by Payee (whether as a preference, fraudulent conveyance or otherwise) upon or in connection with the insolvency, bankruptcy, dissolution, liquidation or reorganization of Payor, Guarantor or any other person, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Payor, Guarantor or any other person or for a substantial part of Payor’s, Guarantor’ or any of such other person’s property as the case may be, or otherwise, all as though such payment had not been made.  Guarantor further agree that in the event any such payment is rescinded or must be restored or returned, all costs and expenses (including, without limitation, legal fees and expenses) incurred by or on behalf of Payee in defending or enforcing such continuance or reinstatement, as the case may be, shall constitute costs of enforcement, the payment of which is guaranteed by Guarantor pursuant to Section 1 above.

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10.       Governing Law.  This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New Jersey without regard to principles of conflict of laws.

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed by a duly authorized officer and delivered on the date and in the year first above written.

SkyAuction.com, Inc.

/s/ Salvatore Esposito
Name: Salvatore Esposito
Title: Chief Operating Officer and Secretary

ACKNOWLEDGED, ACCEPTED AND AGREED TO BY:

Incumaker, Inc.

/s/ Ketan Thakker
Name: Ketan Thakker
Title: President and CEO

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